UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
___________
FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): June 2, 2021
___________
DIAMONDBACK ENERGY, INC.
(Exact Name of Registrant as Specified in Charter)

DE		001-35700	45-4502447
(State or other jurisdiction of incorporation)		(Commission File Number)	(I.R.S. Employer Identification Number)
500 West Texas
Suite 1200
Midland,	TX		79701
(Address of principal executive offices)			(Zip code)
(432) 221-7400
(Registrant's telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Securities Exchange Act of 1934:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	FANG	The Nasdaq Stock Market LLC
(NASDAQ Global Select Market)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.   ☐

Item 1.01. Entry into a Material Definitive Agreement.

On June 2, 2021, Diamondback Energy, Inc., as parent guarantor (the “Company”), and Diamondback O&G LLC, as borrower (the “Borrower”), entered into a twelfth amendment (the “Amendment”) to the Second Amended and Restated Credit Agreement, dated as of November 1, 2013, with Wells Fargo Bank, National Association, as administrative agent (the “Administrative Agent”), and the lenders party thereto (as amended, supplemented or otherwise modified to the date thereof and as further amended by the Amendment, the “Credit Agreement”).

The Amendment, among other things, (i) extended the maturity date to June 2, 2026, which date may be further extended by two one-year extensions pursuant to the terms set forth in the Credit Agreement, (ii) decreased the total revolving loan commitments from $2.0 billion to $1.6 billion, which amount may be increased in an amount up to $1.0 billion (for a total maximum commitment of $2.6 billion) upon the election of the Borrower pursuant to the terms set forth in the Credit Agreement, (iii) added the ability of the Borrower to incur up to $100.0 million of the loans under the Credit Agreement as swingline loans and (iv) changed the interest rate applicable to the loans and certain fees payable under the Credit Agreement. Outstanding borrowings under the Credit Agreement bear interest at a per annum rate elected by the Borrower that is equal to an alternate base rate (which is equal to the greatest of the prime rate, the Federal Funds effective rate plus 0.50%, and 3-month LIBOR plus 1.0%) or LIBOR, in each case plus the applicable margin. After giving effect to the Amendment, (i) the applicable margin ranges from 0.250% to 1.125% per annum in the case of the alternate base rate, and from 1.250% to 2.125% per annum in the case of LIBOR, in each case based on the pricing level, and (ii) the commitment fee ranges from 0.150% to 0.350% per annum on the average daily unused portion of the commitments, based on the pricing level. The pricing level depends on certain rating agencies’ rating of the Company’s long-term senior unsecured debt.

The preceding summary of the Amendment is qualified in its entirety by reference to the full text of the Amendment, a copy of which is attached as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 above is incorporated herein by reference.

Item 3.03. Material Modification to Rights of Security Holders.

The information provided by Item 5.07 below with respect to (i) the approval by the Company’s stockholders of an amendment to the Company’s amended and restated certificate of incorporation to increase the total number of authorized shares of common stock, (ii) the effect of such increase, and (iii) the Company’s filing of the certificate of amendment to its amended and restated certificate of incorporation, attached to this Current Report on Form 8-K as Exhibit 3.1, in Delaware is incorporated herein by reference.

Item 5.03. Amendment to Articles of Incorporation or Bylaws.

The information provided by Item 5.07 below with respect to the amendment to the Company’s amended and restated certificate of incorporation is incorporated herein by reference.

Item 5.07. Submission of Matters to a Vote of Security Holders.

On June 3, 2021, the Company held its 2021 Annual Meeting of Stockholders (the “Annual Meeting”) at 1200 N Walker Ave, Oklahoma City, Oklahoma 73103. At the Annual Meeting, the Company’s stockholders voted on five proposals, each of which is described in more detail in the Company’s definitive proxy statement filed with the Securities and Exchange Commission on April 23, 2021 (the “Proxy Statement”). The following is a brief description of each matter voted upon and the results of such voting, including the number of votes cast for each matter and the number of votes cast against, abstentions and broker non-votes, if applicable, with respect to each matter.

Proposal 1

Steven E. West, Travis D. Stice, Vincent K. Brooks, Michael P. Cross, David L. Houston, Stephanie K. Mains, Mark L. Plaumann and Melanie M. Trent were elected to continue to serve as the Company’s directors until the 2022 Annual Meeting of Stockholders or until their respective successors are duly elected and qualified. The results of the vote on Proposal 1 were as follows:

Name of Nominee	For	Against	Abstain	Non-Votes
Steven E. West	147,690,432	2,877,053	855,898	11,399,355
Travis D. Stice	149,021,884	2,337,475	64,024	11,399,355
Vincent K. Brooks	150,942,381	412,629	68,373	11,399,355
Michael P. Cross	149,674,023	1,672,110	77,250	11,399,355
David L. Houston	147,682,475	3,674,406	66,502	11,399,355
Stephanie K. Mains	150,859,545	491,443	72,395	11,399,355
Mark L. Plaumann	149,837,230	1,519,774	66,379	11,399,355
Melanie M. Trent	149,850,203	1,510,747	62,433	11,399,355

Proposal 2

The Company’s stockholders approved, on an advisory basis, the compensation paid to the Company’s named executive officers. The results of the vote on Proposal 2 were as follows:

For	Against	Abstain	Non-Votes
145,341,000	5,925,362	157,021	11,399,355

Proposal 3

The amendment to the Company’s amended and restated certificate of incorporation to increase the total number of authorized shares of common stock from 200,000,000 shares to 400,000,000 shares was approved. The results of the vote on Proposal 3 were as follows:

For	Against	Abstain	Non-Votes
150,951,957	11,642,745	228,036	—

As disclosed in the Proxy Statement, as of the record date of April 8, 2021, the Company had 180,981,740 shares of common stock outstanding, excluding approximately 3.1 million shares of common stock reserved for issuance pursuant to the existing equity incentive plans maintained by the Company, and no shares of preferred stock outstanding.

On June 3, 2021, following the approval of Proposal 3 by the Company’s stockholders at the Annual Meeting, the Company filed a certificate of amendment to its amended and restated certificate of incorporation with the Secretary of State of Delaware to effect the increase in the number of authorized shares of the Company’s common stock from 200,000,000 shares to 400,000,000 shares. The number of authorized shares of the Company’s preferred stock was not affected by this amendment and remained unchanged at 10,000,000 shares. A copy of the certificate of amendment is filed as Exhibit 3.1 to this Current Report on Form 8-K and is incorporated herein by reference. Certain possible effects of such increase in the total number of authorized shares of common stock are described in the Proxy Statement, which description is incorporated herein by reference.

Proposal 4

The Company’s 2021 Amended and Restated Equity Incentive Plan was approved. The results of the vote on Proposal 4 were as follows:

For	Against	Abstain	Non-Votes
147,112,688	4,127,690	183,005	11,399,355

Proposal 5

The appointment of Grant Thornton LLP as the Company’s independent auditors for the fiscal year ending December 31, 2021 was ratified. The results of the vote on Proposal 5 were as follows:

For	Against	Abstain	Non-Votes
162,051,612	631,287	139,839	—

Item 9.01. Financial Statements and Exhibits

(d) Exhibits

Exhibit Number	Description
3.1*	Certificate of Amendment No. 2 to the Amended and Restated Certificate of Incorporation of the Company
10.1*
Twelfth Amendment to Second Amended and Restated Credit Agreement and First Amendment to Second Amended and Restated Guaranty Agreement, dated as of June 2, 2021, between Diamondback Energy, Inc., as parent guarantor, Diamondback O&G LLC, as borrower, Wells Fargo Bank, National Association, as administrative agent, and the lenders party thereto.

104	Cover Page Interactive Data File (formatted as Inline XBRL).

*	Filed herewith.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

DIAMONDBACK ENERGY, INC.

Date:	June 8, 2021
		By:	/s/ Teresa L. Dick
		Name:	Teresa L. Dick
		Title:	Executive Vice President, Chief Accounting Officer and Assistant Secretary